UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2017

EMERGENT CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5355 Town Center Road, Suite 701 Boca Raton, Florida	33486
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (561) 995-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                  On October 25, 2017, the Board of Directors (the “Board”) of Emergent Capital, Inc. (the “Company”) appointed Patrick J. Curry, age 52, as Chief Executive Officer.  Mr. Curry had served as the Interim Chief Executive Officer of the Company since August 15, 2017.  Concurrent with his appointment as Chief Executive Officer, Mr. Curry resigned from all committees of the Board on which he had served.

Mr. Curry currently serves as the President and Chief Executive Officer of PJC Investments, LLC. Previously, from 1997 to 2003, Mr. Curry served as Executive Vice President and a director of Central Freight Lines, Inc. From 1994 to 1997, Mr. Curry was the President and Chief Executive Officer of Universal Express Limited, LLC. From 1991 to 1993, Mr. Curry served as President and Chief Executive Officer of Lortex, Inc. Prior to these roles, Mr. Curry was also a licensed stock and bond broker for Legg Mason Wood Walker, Inc. and a financial analyst for Hercules Aerospace, Inc. Mr. Curry has previous experience in investing in entities in the life settlement business. Mr. Curry has a Bachelor of Business Administration in Finance from Texas A&M University. Mr. Curry does not have any family relationship with any director, executive officer or other director designee of the Company.

Mr. Curry will retain the same compensation arrangement for service as Chief Executive Officer as he had for service as Interim Chief Executive Officer, consisting of salary of $330,000 on an annual basis, payable in accordance with the Company’s regular payroll practices, and reimbursement for his travel and other expenses related to Company business.

(d)                                 On October 25, 2017, the Company appointed Mr. Roy J. Patterson to join the Company’s Board of Directors. The Board appointed Mr. Patterson to the Corporate Governance and Nominating Committee and the Compensation Committee.

Mr. Patterson has been President of Patterson Family Group, a private company providing investment, management, philanthropy and estate services for a single family, since 2011. Mr. Patterson’s responsibilities include investment decisions and asset allocation in public and private assets. Prior to joining the Patterson Family Group, Mr. Patterson served as an Analyst from 2009 to 2011 for a lower middle market private equity firm as a member of the deal team evaluating a wide spectrum of industries and business models, executing transactions, and overseeing portfolio companies. From 2007 to 2009, Mr. Patterson served as an Associate and Vice President for a boutique investment bank where he was a member of a deal team and actively participated in all aspects of sourcing and executing transactions.

Mr. Patterson does not have any family relationship with any director, executive officer or other director designee of the Company, and he has not held any previous position with the Company, nor has he been involved in any transactions with the Company or any of our directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

A copy of the Company’s press release, dated October 31, 2017 announcing the appointments is attached hereto as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 31, 2017, announcing the appointment of the Chief Executive Officer and the appointment of a new director.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 31, 2017, announcing the appointment of the Chief Executive Officer and the appointment of a new director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT CAPITAL, INC.

Dated: October 31, 2017	By:	/s/ Miriam Martinez
Miriam Martinez
Chief Financial Officer